EXHIBIT 21
                              USFREIGHTWAYS CORPORATION
                        SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                                                            State of
Parent and Significant Subsidiaries                         Incorporation

USFreightways Corporation                                   Delaware

USF Bestway Inc.                                            Arizona
USF Dugan Inc.                                              Kansas
USF Holland Inc.                                            Michigan
USF Red Star Inc.                                           New York
USF Reddaway Inc.                                           Oregon
Logix Inc.                                                  Illinois
USF Distribution Services Inc.                              Illinois
Comet Transport Inc.                                        Wisconsin
USF Coast Consolidators Inc.                                California
USF Caribbean Services Inc.                                 Delaware
USF Sales Corporation                                       Delaware